SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:
June 23, 2004	0-20707

COLONIAL REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	63-1098468 (IRS Employer Identification Number)

2101 Sixth Avenue North Suite 750 Birmingham, Alabama (Address of principal executive offices)	35202 (Zip Code)

Registrant’s telephone number, including area code:
(205) 250-8700

Not applicable
(Former name or former address, if changed since last report)

COLONIAL REALTY LIMITED PARTNERSHIP

Item 5. Other Events

     On June 16, 2004, Colonial Realty Limited Partnership, or CRLP, agreed to issue $300,000,000 aggregate principal amount of 6.25% senior notes due 2014. The notes will be issued on or about June 23, 2004 pursuant to an underwriting agreement dated as of June 16, 2004 and a terms agreement dated as of June 16, 2004, copies of which are attached to this form as Exhibits 1.1 and 1.2, respectively.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Attached as exhibits to this form are the documents listed below:

Exhibit	Document
1.1	Underwriting Agreement, dated June 16, 2004, by and among Colonial Realty Limited Partnership and Citigroup Global Markets Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., SouthTrust Securities, Inc. and Wachovia Capital Markets, LLC

1.2	Terms Agreement, dated June 16, 2004, by and among Colonial Realty Limited Partnership and Citigroup Global Markets Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., SouthTrust Securities, Inc. and Wachovia Capital Markets, LLC

4.1	Colonial Realty Limited Partnership $300,000,000 6.25% Senior Note due 2014

Exhibit	Document
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Notes

5.2	Opinion of Sirote & Permutt, P.C. regarding Alabama law

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2	Consent of Sirote & Permutt, P.C. (included in Exhibit 5.2)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL REALTY LIMITED PARTNERSHIP

	By:	Colonial Properties Trust, its general partner

Date: June 23, 2004	By:	/s/ John P. Rigrish

John P. Rigrish
Executive Vice President and
Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Document
1.1	Underwriting Agreement, dated June 16, 2004, by and among Colonial Realty Limited Partnership and Citigroup Global Markets Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., SouthTrust Securities, Inc. and Wachovia Capital Markets, LLC

1.2	Terms Agreement, dated June 16, 2004, by and among Colonial Realty Limited Partnership and Citigroup Global Markets Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., SouthTrust Securities, Inc. and Wachovia Capital Markets, LLC

4.1	Colonial Realty Limited Partnership $300,000,000 6.25% Senior Note due 2014

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Notes

5.2	Opinion of Sirote & Permutt, P.C. regarding Alabama law

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2	Consent of Sirote & Permutt, P.C. (included in Exhibit 5.2)